Exhibit 99.2

                Computation of Ratio of Earnings to Fixed Charges
                -------------------------------------------------

Note: Results were restated to show the retroactive application of the change from the LIFO to the FIFO inventory costing method which was adopted on January 1, 2005. Previously reported amounts were restated for all periods presented.


                             Cytec Industries Inc.
                Computation of Ratio of Earnings to Fixed Charges
                          (Dollar amounts in millions)


                                                                              Year ended December 31,
                                                                       -----------------------------------
                                                                           2004        2003        2002
                                                                       -----------  ----------  ----------
Earnings before income taxes, and equity in earnings of associated companies and cumulative effect of accounting
   change                                                               $   167.2    $  122.2    $  103.1
Add:
  Distributed income of associated companies                                  2.6         5.4         0.6
  Amortization of capitalized interest                                        0.5         0.4         0.3
  Fixed charges                                                              28.1        24.4        26.5
Less:
  Capitalized interest                                                       (1.5)       (1.3)       (1.0)
                                                                       -----------  ----------  ----------

Earnings as adjusted                                                    $   196.9    $  151.1   $   129.5

Fixed charges:
  Interest on indebtedness including amortized premiums, discounts
      and deferred financing costs                                          $24.3       $21.3       $22.9
  Portion of rents representative of the
   interest factor                                                            3.8         3.1         3.6
                                                                       -----------  ----------  ----------

Fixed charges                                                           $    28.1    $   24.4   $    26.5
                                                                       -----------  ----------  ----------

Ratio of earnings to fixed charges                                            7.0         6.2         4.9
                                                                       -----------  ----------  ----------



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